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                                                                     EXHIBIT 5.1



                             NACCARATO & ASSOCIATES
                             Owen M. Naccarato, Esq.
                           19600 Fairchild, Suite 260
                                Irvine, CA 91612
                   Office: (949) 851-9261 Fax: (949) 851-9262
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December 5, 2001

Digital Descriptor Systems, Inc.
446 Lincoln Highway
Fairless Hills, PA  19030-1316

Re:      Registration Statement on Form S-8

Gentleman:

         We have acted as counsel for Digital Descriptor Systems, Inc. (the "Company"), connection with the preparation and filing of the Company's Registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to 6,560,831 shares of the Company's common stock, $.001 par value (the "common stock"), issuable pursuant to the Company's Advisory and Consultants Agreements.

         We have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company and all amendments thereto, the Registration Statement and originals, or copies certified to my satisfaction, of such records and meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in my judgment are necessary or appropriate to enable me to render the opinions expressed below.

         Based on the foregoing examination, we are of the opinion that the shares of Common Stock issuable with the Plan are duly authorized and, when issued in accordance with the Plan, will be validly issued, fully paid and nonassessable.

         Further, we consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      /s/ Naccarato & Associates
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                                      Naccarato & Associates